As filed with the Securities and Exchange Commission on September
6, 1996.
                                  Registration No. 333-__________
_________________________________________________________________



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                 ________________________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                 _______________________________

   Incorporated        LSI INDUSTRIES INC.      I.R.S. Employer
  Under the Laws       10000 ALLIANCE ROAD     Identification No.
     of Ohio         CINCINNATI, OHIO  45242       31-0888951
                 _______________________________

                       LSI INDUSTRIES INC.
             NONQUALIFIED DEFERRED COMPENSATION PLAN
                 ________________________________

                      Gary P. Kreider, Esq.
               Keating, Muething & Klekamp, P.L.L.
                       1800 Provident Tower
                      One East Fourth Street
                     Cincinnati, Ohio  45202
                          (513) 579-6411
                  (Agent for Service of Process)

                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________

                         Proposed    Proposed
 Title of                Maximum     Maximum
 Securities  Amount      Offering    Aggregate      Amount of
 To Be       To Be       Price       Offering       Registra-
 Registered  Registered  Per Share   Price          tion Fee

 Common      200,000    $16.375(3)  $3,275,000(3)  $1,130.00(4)
 Stock,(1)   Shares(2)
 no par
 value
_________________________________________________________________

(1) In addition, this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the LSI Industries Inc. Nonqualified Deferred
     Compensation Plan.

(2) This Registration Statement is filed for up to 200,000 shares of LSI Industries Inc. Common Stock issuable pursuant to the Plan.

(3) Estimated solely for purposes of calculating registration fee.

(4) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on the Nasdaq Stock Market on September
     4, 1996 of $16.375 per share.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by LSI Industries Inc. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1.   The Company's Annual Report on Form 10-K for the Fiscal
          Year ended June 30, 1996.

     2. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed on April 11, 1985 under the Securities Exchange Act of
          1934.

     All reports and other documents filed by the Company pursu-ant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registra-tion Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, P.L.L., 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Michael J. Burke, a Director and Assistant Secre-tary of the Company, is a partner of Keating, Muething & Klekamp, P.L.L. Attorneys of Keating, Muething & Klekamp, P.L.L. own 17,574 shares of the Company's Common Stock.


Item 6.   Indemnification of Directors and Officers

     Ohio Revised Code, Section 1701.13(E) allows indemnification by the Company to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to crimi-nal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Company, except that no indem-nification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Company unless deemed by the court. Indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of inde-pendent counsel or by the shareholders. The Registrant's Code of Regulations extends such Indemnification.

     The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.

Item 7.   Exemption from Registration Claimed

     Not Applicable.


Item 8.   Exhibits

     See the Index to Exhibits included herewith.


Item 9.   Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Regis-tration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registra-tion Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such infor-mation in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporat-ed by reference in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Regis-trant in the successful defense of any action, suit, or proceed-
ing) is asserted by such director, officer or controlling person in connection with the securities being registered, the Regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on September 5, 1996.


                              LSI INDUSTRIES INC.


                              By:/s/Robert J. Ready
                                 __________________________
                                 Robert J. Ready, President
                                 and Chairman of the Board
                                 (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                 Capacity             Date


 /s/Robert J. Ready        President and        September 5,
 __________________        Chairman of the      1996
 Robert J. Ready           Board of Directors
                           (Principal
                           Executive Officer)

 /s/James P. Sferra        Executive Vice       September 5,
 ___________________       President,           1996
                           Secretary and
 James P. Sferra           Director


 /s/Ronald S. Stowell      Chief Financial      September 5,
 ____________________      Officer and          1996
 Ronald S. Stowell         Treasurer
                           (Principal
                           Financial Officer
                           and Principal
                           Accounting Officer)

 /s/Donald E. Whipple      Director             September 5,
 ____________________                           1996
 Donald E. Whipple

 /s/John N. Taylor, Jr.    Director             September 5,
 _____________________                          1996
 John N. Taylor, Jr.

 /s/Michael J. Burke       Assistant Secretary  September 5,
 _____________________     and Director         1996
 Michael J. Burke


 /s/Allen L. Davis         Director             September 5,
 ____________________                           1996
 Allen L. Davis

                          EXHIBIT INDEX

 Exhibit No.  Description                          Filing Status

     4.1      LSI Industries Inc. Nonqualified           *
              Deferred Compensation Plan

     4.2      Rabbi Trust Agreement under the LSI        *
              Industries Inc. Nonqualified
              Deferred Compensation Plan
      5       Opinion of Keating, Muething &           Filed
              Klekamp, P.L.L.                        herewith

    23.1      Consent of Arthur Andersen LLP           Filed
                                                     herewith
    23.2      Consent of Price Waterhouse LLP          Filed
                                                     herewith

    23.3      Consent of Keating, Muething &           Filed
              Klekamp, P.L.L.                        herewith



     *Incorporated by reference to the Registrant's Form 10-K for the Fiscal Year Ended June 30, 1996.